Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 1-8344) pertaining to the Limited Brands, Inc. Savings and Retirement Plan of our report dated June 22, 2007, with respect to the financial statements and schedules of the Limited Brands, Inc. Savings and Retirement Plan included in this Annual Report (Form 11-K) for the year ended December 31, 2006.

/s/ Ernst & Young LLP

Columbus, Ohio June 25, 2007